Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ended December 31, 2015 (the “Report”) of Lighting Science Group Corporation (the “Company”), each of the undersigned hereby certifies in his capacity as Principal Executive Officer and Principal Financial and Accounting Officer, as applicable, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Date: April 14, 2016	By:	/s/ Edward D. Bednarcik
Name: Edward D. Bednarcik Title: Chief Executive Officer and Director (Principal Executive Officer)

Date: April 14, 2016	By:	/s/ Mark D. Gorton
Name: Mark D. Gorton Title: Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

The foregoing certification is furnished as an exhibit to the Report and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.